EXHIBIT 10.107

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED FROM PUBLIC FILING PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT SUBMITTED TO THE U.S. SECURITIES AND EXCHANGE COMMISSION. THE OMITTED INFORMATION, WHICH HAS BEEN IDENTIFIED WITH THE SYMBOL “[*],” HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

AMENDMENT NO. 2 TO SUPPLY AGREEMENT NO. 2

This Amendment No. 2 to Supply Agreement No. 2 (this “Amendment”) is entered into as of the date written last on the signature page hereof, between TIANWEI NEW ENERGY (CHENGDU) WAFER CO., LTD., a People’s Republic of China company (hereinafter “TIANWEI”) and HOKU MATERIALS, INC., a Delaware corporation (hereinafter “HOKU”). HOKU and TIANWEI are sometimes referred to herein in the singular as a “Party” and in the plural as the “Parties”.

Recitals

WHEREAS, HOKU and TIANWEI are parties to that certain Supply Agreement No. 2 dated as of September 14, 2008, as amended by that Amendment to Supply Agreement No. 2 dated as of October 24, 2008 (as amended, “Supply Agreement No. 2”), pursuant to which, in addition to the [*] metric tons of product to be sold pursuant to Supply Agreement No. 1 (as defined in the sixth recital below), HOKU has agreed to sell to TIANWEI, and TIANWEI has agreed to purchase from HOKU, an aggregate of [*] metric tons of Products over a ten-year period.

WHEREAS, TIANWEI has paid to HOKU a total of Twenty-Two Million US Dollars (US$22,000,000) as of April 1, 2009, in product prepayments and advances, in fulfillment of TIANWEI’s obligations under Sections 5.1 and 5.2 of Supply Agreement No. 2, with an additional Third Deposit in the amount of Twelve Million US Dollars (US$12,000,000) due on or before April 30, 2009, pursuant to Section 5.3 of Supply Agreement No. 2.

WHEREAS, TIANWEI is obligated to pay HOKU the Fourth Deposit in the amount of Two Million U.S. Dollars (US$2,000,000) upon HOKU’s first shipment of Products pursuant to Section 5.4 of Supply Agreement No. 2.

WHEREAS, TIANWEI has agreed to accelerate the timing of payment of US$1,000,000 of the Fourth Deposit (the “Accelerated Deposit”), and such other amendments as set forth herein, and HOKU has agreed to adjust the price of the Products, and such other amendments as set forth herein.

WHEREAS, the Parties have agreed to certain amendments to Supply Agreement No. 2 which amendments, when effective, shall supersede the corresponding provisions of Supply Agreement No. 2.

WHEREAS, contemporaneously and in conjunction with this Amendment, the parties have agreed to amend (“Amendment No. 3”) that certain Supply Agreement dated as of August 4, 2008, as amended by that Amendment to Supply Agreement dated as of August 14, 2008, and further amended by that Amendment No. 2 to Supply Agreement dated as of October 24, 2008 (“Supply Agreement No. 1”).

TIANWEI Initials & Date AG 2009-5-2	HOKU Initials & Date DS May 2, 2009

NOW, THEREFORE, in furtherance of the foregoing Recitals and in consideration of the mutual covenants and obligations set forth in This Amendment, the Parties hereby agree as follows:

1.  Definitions. Unless otherwise defined herein, capitalized terms used in this Amendment have the meanings set forth in Supply Agreement No. 2.

2.  Effectiveness.  This Amendment shall be contingent, and shall take effect upon the later to occur of (i) the payment of the Third Deposit, (ii) the effectiveness of Amendment No. 3 to Supply Agreement No. 1, (iii) payment to HOKU of US$500,000 of the Accelerated Deposit on or before May 31, 2009; and (iv) payment to HOKU of US$500,000 of the Accelerated Deposit on or before June 30, 2009.  This Amendment shall have no force or effect until all of the foregoing enumerated events have occurred.

3.  Amendments.  The following provisions of Supply Agreement No. 2 are amended or amended and restated, as indicated in each case, as follows:

D.  To eliminate the requirement that HOKU ship an additional [*] metric tons of Product to TIANWEI in calendar year 2009, Section 4.3 of Supply Agreement No. 2 is hereby amended and restated in its entirety to read as follows:

4.3    [Reserved]

E.    The last sentence of Section 5.5 of Supply Agreement No. 2 is hereby amended to read as follows:
Unless HOKU is entitled to retain the Total Deposit as liquidated damages pursuant to Section 11, shipments to TIANWEI shall be credited against the Total Deposit in accordance with the Credit Schedule on Appendix 1.

F.  Due to HOKU’s change of address and fax number, HOKU’s address and fax number, as set forth in Section 13.6 of Supply Agreement No. 2, are hereby amended to read as follows:

HOKU:

HOKU MATERIALS, INC.
1288 Ala Moana Blvd., Ste. 220
Honolulu, HI 96814
Attn:  Mr. Dustin Shindo, CEO
Facsimile:  +1 (808) 440-0357

I.  Appendix 1 of Supply Agreement No. 2 is hereby amended and restated in its entirety and replaced with Appendix 1 to this Amendment.

4.  Original Agreement.  Supply Agreement No. 2 shall and does remain in effect as originally written, except as herein above specially amended or as otherwise necessary to give the foregoing amendments full force and effect.
[Signature page follows]

TIANWEI Initials & Date AG 2009-5-2	HOKU Initials & Date DS May 2, 2009

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 2 to Supply Agreement No. 2 as of the last date set forth below.

TIANWEI: TIANWEI NEW ENERGY (CHENGDU) WAFER CO., LTD.		HOKU: HOKU MATERIALS, INC.

By:	/s/ AIHUA GUO	By:	/s/ DUSTIN M. SHINDO

Name:		Name:	Dustin M. Shindo

Title:		Title:	Chief Executive Officer
Authorized Signatory		Authorized Signatory

Date:	2009-5-2	Date:	May 2, 2009

Signature page to Amendment No. 2 to Supply Agreement No. 2

Appendix 1

Pricing Schedule

	Yr 1	Yr 2	Yr 3	Yr 4	Yr 5	Yr 6	Yr 7	Yr 8	Yr 9	Yr 10	Total
Tons per Year	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
Price per kg*	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

If there is uncertainty in price between the delivery period and the total quantity for that period based on the table above, the price assigned to the quantity shall prevail.  For example, the first [*] MT shall be invoiced at $[*] per kilogram.

Credit Schedule

Pursuant to Section 5.6, the Total Deposit shall be credited [*] according to the following schedule:

	Yr 1	Yr 2	Yr 3	Yr 4	Yr 5	Yr 6	Yr 7	Yr 8	Yr 9	Yr 10	Total
Total Credit Per Year	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	$36,000,000
Net Cash Price per kg	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

TIANWEI Initials & Date May 2, 2009	HOKU Initials & Date DS May 2, 2009